SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2023

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39467	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	USAP	The Nasdaq Stock Market, LLC
Preferred Stock Purchase Rights		The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 26, 2023, Universal Stainless & Alloy Products, Inc. (the “Company”) issued a press release regarding its results for the quarter ended June 30, 2023. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 2.02 of this Current Report on Form 8-K, including the attached press release regarding the Company’s results for the quarter ended June 30, 2023, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 4.01	Change in Registrant’s Certifying Accountant

Previous Independent Registered Public Accounting Firm

On July 26, 2023, Schneider Downs & Co., Inc. (“SD”), the independent registered public accounting firm to the Company, informed the Company of its decision to resign as the Company’s independent registered public accounting firm effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. The resignation was solely due to a practice management decision made by SD and was through no fault of the Company.

The audit reports of SD on the consolidated financial statements of the Company as of and for the years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2022 and 2021 and through July 26, 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K with SD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SD, would have caused SD to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such periods.

During the Company’s fiscal years ended December 31, 2022 and 2021 and during the interim period from January 1, 2023 through July 26, 2023, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided SD with a copy of the disclosures in this Current Report on Form 8-K prior to filing with the U.S. Securities and Exchange Commission. A copy of SD’s letter, stating it agrees with the statements as set forth above, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Registered Public Accounting Firm

On July 26, 2023, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) engaged Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, replacing SD, the Company’s former independent registered public accounting firm. Baker Tilly’s engagement will commence effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023.

In deciding to engage Baker Tilly, the Audit Committee concluded that Baker Tilly has no commercial relationships with the Company that would impair its independence. During the fiscal years ended December 31, 2022 and 2021, and during the interim period from January 1, 2023 through July 26, 2023, neither the Company nor anyone acting on its behalf consulted with Baker Tilly regarding either (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly on the Company’s financial statements, and Baker Tilly did not provide any written report or oral advice that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01.	Other Events

On July 26, 2023, the Company issued a press release in which it announced the change in its independent registered public accounting firm described in Item 4.01 of this Current Report on Form 8-K. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

16.1	Letter from Schneider Downs & Co., dated July 26, 2023.

99.1	Press Release dated July 26, 2023.

99.2	Press Release dated July 26, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Steven V. DiTommaso
Steven V. DiTommaso
Vice President and Chief Financial Officer

Dated: July 26, 2023